UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                                                                                                June 22, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI		48098

(Address of Principal Executive Offices)		(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective July 1, 2005, J. T. Battenberg III (62) will be retiring from Delphi Corporation (“Delphi”) after 44 years of service. His successor will be Robert S. Miller (63). The agreed terms of Mr. Miller’s employment are discussed below, under Item 5.02. Mr. Battenberg will receive an additional month’s salary in exchange for his agreement to provide up to thirty days of consulting to the Board of Directors and Mr. Miller to ensure a smooth transition of responsibilities. In addition, Mr. Battenberg will be entitled to receive benefits pursuant to the terms of Delphi’s Salaried Retirement Program and Supplemental Executive Retirement Program.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Robert S. Miller (63) will succeed Mr. Battenberg as chairman and chief executive officer of Delphi when Mr. Battenberg retires on July 1, 2005. Mr. Miller has been a director of Federal-Mogul, a global automotive component supplier, since 1993, including as a non-executive chairman from January 11, 2001 to October 1, 2001, and twice in a transitional role as chief executive officer of Federal-Mogul in 1996 and again in 2000. From September 2001 until December 2003, Mr. Miller was the chairman and chief executive officer of Bethlehem Steel Corporation, a steel manufacturing company. In addition to Federal-Mogul, he currently serves on the board of directors of UAL (United Airlines), Waste Management, Inc., Symantec Corporation and RJ Reynolds Tobacco Holdings. Mr. Miller has resigned from the board of directors of Federal-Mogul and plans to reduce his outside board service to two public companies other than Delphi.

Upon joining Delphi, Mr. Miller will be paid a $3,000,000 signing bonus. His initial base salary will be $1,500,000 per annum, and he will be entitled to participate in Delphi’s compensation and benefit plans, including its annual incentive plan and long-term incentive plans. Under the annual incentive plan, Delphi pays cash awards to Delphi’s approximately 600 worldwide executives based upon the achievement of previously established performance targets over a one-year period. Cash awards under the long-term plan are paid to the Company’s most senior executives, approximately 100 persons, and are made annually based upon the achievement of previously established performance targets over a three-year period. As previously disclosed, payment of an annual incentive award in 2005 will be dependent on the achievement of specified levels of corporate net income and product quality. Payment of the 2005-07 long-term incentive cash award will be dependent on the achievement of specified levels of corporate cash flow and growth in specific sales segments. In each case, based upon results achieved, the payout level will be established and cash awards will be paid to executives, including the named executive officers. Mr. Miller’s target award level under both plans is $2,000,000. In each case, any final award paid will be pro-rated to reflect his actual period of employment.

A copy of the press release and offer letter outlining Mr. Miller’s salary and benefits are filed as exhibits to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description
99 (a)	Press release dated June 23, 2005
99 (b)	Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: June 23, 2005
	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Acting Chief Financial Officer, Chief Accounting Officer and Controller)

Exhibit Index

Exhibit
Number	Description

99(a)	Press release dated June 23, 2005
99(b)	Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005